UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gold Kist Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gold Kist issued the following press release on August 21, 2006:

Contact:

Media:

Steven Lipin/Erin Becker, Brunswick Group, 212-333-3810

Investors:

Larry Dennedy, MacKenzie Partners, 212-929-5500

Gold Kist Responds to Unsolicited Proposal from Pilgrim’s Pride

ATLANTA—Aug. 21, 2006—Gold Kist Inc. (NASDAQ:GKIS) today issued the following statement in response to Pilgrim’s Pride Corporation’s proposal to acquire all outstanding common shares of Gold Kist for $20 a share:

The Gold Kist Board strongly believes in the Company’s ability to successfully execute our long-term strategic plan to provide significant value to our stockholders. With our strong financial position and efficient operations, we believe that we performed competitively with our peers in the recent downturn. We are confident in our previously-stated strategy to expand our private label and value-added businesses, to improve our operating efficiencies and to be an industry consolidator. This strategy, along with our experienced management, our strong customer and supplier relationships and our dedicated employees position us very well to capitalize on rapidly improving market conditions.

Since February 2006, while the poultry markets and our stock price have been depressed, Pilgrim’s has made two opportunistic proposals to acquire the Company. After careful consideration by our Board of Directors and with the advice of our outside legal counsel and our financial advisor, these proposals were rejected. In June, Pilgrim’s made an additional proposal to the Board of Directors. Although this proposal was unacceptable as presented to the Board and we have great confidence in our strategy as an independent company, our Board always considers opportunities to maximize stockholder value. To this end, in July we met with Pilgrim’s to explore their unsolicited proposal and have expressed our willingness to consider limited reciprocal due diligence subject to an appropriate confidentiality agreement. We were therefore surprised and disappointed that Pilgrim’s chose to make public its unsolicited proposal at this time.

The Board plans to carefully examine this proposal and has designated a committee to consider our strategic plans and potential alternatives to maximize stockholder value. Our Board and management will continue to faithfully discharge our duties to our stockholders and other stakeholders.

Merrill Lynch & Co. is the Company’s financial advisor, and Alston & Bird LLP and Richards, Layton & Finger are outside legal counsel to Gold Kist.

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

About Gold Kist

Gold Kist is the third largest chicken company in the United States, accounting for more than nine percent of chicken produced in the United States in 2005. Gold Kist operates a fully-integrated chicken production business that includes live production, processing, marketing and distribution. Gold Kist’s operations include nine divisions located in Alabama, Florida, Georgia, North Carolina and South Carolina. For more information, visit the company’s Web site at http://www.goldkist.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the federal securities laws regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future, including statements relating to the Company’s strategies of expanding its private label and value-added businesses, improving operating efficiencies, and becoming an industry consolidator, positioning to capitalize on improving market conditions, improvements in market conditions, and the Company’s ability to successfully execute on its long-term strategic plan. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for finished and value-added products including competitive factors and the supply and pricing of alternative meat proteins; effectiveness of our sales and marketing programs; disease outbreaks affecting broiler production, demand and/or marketability of our products; uncertainties relating to fluctuations in the cost and availability of raw materials, such as feed ingredients; risks associated with effectively executing risk management activities; changes in the availability and relative costs of labor and contract growers; effectiveness of our capital expenditures and other cost-savings measures; contamination of products, which can lead to product liability and product recalls; access to foreign markets together with foreign economic conditions; acquisition activities and the effect of completed acquisitions; pending or future litigation; the ability to obtain additional financing or make payments on our debt; regulatory developments, industry conditions and market conditions; and general economic conditions; as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K for the

fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

The following letter was distributed to Gold Kist employees on August 21, 2006:

August 21, 2006

Dear Fellow Employee,

I would like to share with you some news you may have already heard. Last Friday, August 18, Pilgrim’s Pride Corporation made an unsolicited proposal to acquire Gold Kist for $20 dollars a share. In this letter, I would like to help explain what this news means, and what it does not mean, for our Company and for you.

First, this does not mean that we have made a decision to sell Gold Kist. The Gold Kist Board of Directors and management strongly believe in our ability to successfully execute our long-term strategic plan to provide significant value to our stockholders. We are confident in our strategy to expand our private label and value-added businesses, to improve our operating efficiencies and to be an industry consolidator. This strategy, along with our experienced management, our strong customer and supplier relationships and you, our dedicated employees, position us very well to capitalize on rapidly improving market conditions.

While we have great confidence in our strategy as an independent company, our Board always considers opportunities to maximize shareholder value. That is why Gold Kist previously met with Pilgrim’s Pride to explore its unsolicited proposal. We were therefore surprised and disappointed that Pilgrim’s chose to announce its unsolicited proposal because of the potential disruption a public proposal such as this can have on business operations.

During the next weeks, we expect that there will be a significant increase in media coverage about the Company. We also anticipate that there will be a significant amount of market activity in Gold Kist stock over the coming days and weeks.

I understand that the news about this unsolicited proposal may cause some concern. We must not let this offer distract us from performing our jobs and meeting our everyday goal of delivering value to our customers and our shareholders. Our Company remains in a strong financial position and the further implementation of our strategy will only continue to improve our performance.

In closing, I would like to restate that we are very optimistic about the future of Gold Kist. I know that we all share this optimism and will continue, as we always have, to strive for excellence. I will make every effort to keep you informed about the situation.

Thank you for everything you do for our Company. It is your hard work and dedication that makes Gold Kist such a great organization. In fact, your role is of utmost importance to the success of the Company as we move forward.

Sincerely,

John Bekkers

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

# # #

The following letter was distributed to Gold Kist suppliers on August 21, 2006:

August 21, 2006

Dear Supplier Name,

Due to the great value we place on our strong relationship with you as a Gold Kist supplier, we want to make you aware of the most up-to-date information on our Company.

On Friday, August 18, 2006, Gold Kist received an unsolicited proposal from Pilgrim’s Pride Corporation to acquire all outstanding common shares of Gold Kist. We want to assure you that our relationship with you has not changed as a result of this proposal, and we appreciate the high quality products and service you provide to us. We do not intend to allow the unsolicited proposal to disrupt our business relationship in any way and we look forward to your continued excellent service to Gold Kist.

The Gold Kist Board of Directors and management strongly believe in our ability to successfully execute our long-term strategic plan to provide significant value to our stockholders. We are confident that our strategy along with our experienced management, our strong customer and supplier relationships, and our dedicated employees position us very well to capitalize on rapidly improving market conditions.

While we have great confidence in our strategy as an independent company, our Board always considers opportunities to maximize shareholder value. That is why Gold Kist previously met with Pilgrim’s Pride to explore its unsolicited proposal. We were therefore surprised and disappointed that Pilgrim’s chose to announce its unsolicited proposal because of the potential disruption a public proposal such as this can have on business operations.

In all likelihood, the process of dealing with this public, unsolicited proposal will take several months and will involve numerous public announcements. We will make every effort to provide you with information on the status of the proposal. In the meantime, we want to emphasize that we will remain focused on our business partnership with you as we serve the needs of our customers.

Sincerely,

John Bekkers

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

# # #

The following letter was distributed to Gold Kist customers on August 21, 2006:

August 21, 2006

Customer Name

Addresss

Addresss2

City, State, Zip

Dear Customer Name,

Gold Kist prides itself on the value of our customer relationships and we strive to be open and transparent in our operations. Therefore, we want to make you aware of the most up-to-date information on our Company.

On Friday, August 18, 2006, Gold Kist received an unsolicited proposal from Pilgrim’s Pride Corporation to acquire all outstanding common shares of Gold Kist. We want to assure you that our relationship with you has not changed as a result of this proposal. We remain an independent company, and we want you to know that we will not allow this proposal to disrupt our operations and that we will continue to provide you with the high quality products and service you expect from us.

The Gold Kist Board of Directors and management strongly believe in our ability to successfully execute our long-term strategic plan to provide significant value to our stockholders. We are confident that our strategy along with our experienced management, our strong customer and supplier relationships, and our dedicated employees position us very well to capitalize on rapidly improving market conditions.

While we have great confidence in our strategy as an independent company, our Board always considers opportunities to maximize shareholder value. That is why Gold Kist previously met with Pilgrim’s Pride to explore its unsolicited proposal. We were therefore surprised and disappointed that Pilgrim’s chose to announce its unsolicited proposal because of the potential disruption a public proposal such as this can have on business operations.

In all likelihood, the process of dealing with this public, unsolicited proposal will take several months and will involve numerous public announcements. We will make every effort to provide you with information on the status of the proposal. In the meantime, we want to emphasize that we will continue to provide the high level of service and quality you have come to expect from Gold Kist.

If you have additional questions about this proposal, please feel free to contact Bill Andersen, vice president of sales and marketing at 770-393-5033 or Wayne Lord, vice president of corporate relations at 770-393-5312.

Sincerely,

John Bekkers

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

# # #

The following letter was distributed to Gold Kist brokers on August 21, 2006:

August 21, 2006

Dear Gold Kist Broker,

Gold Kist prides itself on the value of our customer and broker relationships and we strive to be open and transparent in our operations. Therefore, we want to make you aware of the most up-to-date information on our Company.

On Friday, August 18, 2006, Gold Kist received an unsolicited proposal from Pilgrim’s Pride Corporation to acquire all outstanding common shares of Gold Kist. We want to assure you that our relationship with you has not changed as a result of this proposal. We remain an independent company, and we want you to know that we will not allow this proposal to disrupt our operations and that we will continue to provide you with the high quality products and service you expect from us.

The Gold Kist Board of Directors and management strongly believe in our ability to successfully execute our long-term strategic plan to provide significant value to our stockholders. We are confident that our strategy along with our experienced management, our strong customer and supplier relationships, and our dedicated employees position us very well to capitalize on rapidly improving market conditions.

While we have great confidence in our strategy as an independent company, our Board always considers opportunities to maximize shareholder value. That is why Gold Kist previously met with Pilgrim’s Pride to explore its unsolicited proposal. We were therefore surprised and disappointed that Pilgrim’s chose to announce its unsolicited proposal because of the potential disruption a public proposal such as this can have on business operations.

In all likelihood, the process of dealing with this public, unsolicited proposal will take several months and will involve numerous public announcements. We will make every effort to provide you with information on the status of the proposal. In the meantime, we want to emphasize that we will continue to provide the high level of service and quality you have come to expect from Gold Kist.

If you have additional questions about this proposal, please feel free to contact Bill Andersen, vice president of sales and marketing at 770-393-5033 or Wayne Lord, vice president of corporate relations at 770-393-5312.

Sincerely,

John Bekkers President and CEO	Bill Andersen Vice President Sales and Marketing

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

# # #

The following letter was distributed to Gold Kist producers on August 21, 2006:

August 21, 2006

Dear Gold Kist Producer,

Due to the great value we place on our strong relationship with you as a Gold Kist producer, we want to make you aware of the most up-to-date information on our Company.

On Friday, August 18, 2006, Gold Kist received an unsolicited proposal from Pilgrim’s Pride Corporation to acquire all outstanding common shares of Gold Kist. We want to assure you that our relationship with you has not changed as a result of this proposal. We continue to be an independent company and greatly value your contribution to Gold Kist’s success in producing chickens for the Company. We do not intend to let this proposal disrupt our field operations in any way.

The Gold Kist Board of Directors and management strongly believe in our ability to successfully execute our long-term strategic plan to provide significant value to our stockholders. We are confident in our strategy to expand our private label and value-added businesses, to improve our operating efficiencies and to be an industry consolidator. This strategy along with our experienced management, our strong customer and producer relationships, and our dedicated employees positions us very well to capitalize on rapidly improving market conditions.

While we have great confidence in our strategy as an independent company, our Board always considers opportunities to maximize stockholder value. That is why Gold Kist previously met with Pilgrim’s Pride to explore its unsolicited proposal. We were therefore surprised and disappointed that Pilgrim’s chose to announce its unsolicited proposal because of the potential disruption a public proposal such as this can have on business operations.

During the next weeks, we expect that there will be a significant increase in media coverage about the Company. We also anticipate that there will be a significant amount of market activity in Gold Kist stock over the coming days and weeks.

In all likelihood, the process of dealing with this public, unsolicited proposal will take several months and will involve numerous public announcements. We will make every effort to provide you with information on the status of the proposal. In the meantime, we want to emphasize that we will remain focused on our important relationship with you as a Gold Kist producer.

Sincerely,

John Bekkers

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

# # #

INFORMATION REGARDING PARTICIPANTS

Gold Kist Inc. (“Gold Kist”), its directors and certain of its officers and employees may be deemed to be participants in a solicitation of proxies in connection with Gold Kist’s upcoming 2007 annual meeting of stockholders. Each of the directors of Gold Kist and each of the officers and employees of Gold Kist who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of Gold Kist beneficially owned by each of these persons as of August 21, 2006.

Name	Title	Shares of Common Stock Owned[1]
John Bekkers	President and Chief Executive Officer, Director	311,684 (2)

Michael A. Stimpert	Senior Vice President, Planning and Administration	79,868 (3)

Donald W. Mabe	Vice President, Operations	47,935 (4)

William T. Andersen	Vice President, Marketing and Sales	20,081 (5)

Stephen O. West	Chief Financial Officer and Vice President	58,615 (6)

Wayne Lord	Vice President - Investor Relations	20,409 (7)

A.D. Frazier, Jr.	Director	18,224

R. Randolph Devening	Director	5,374

Jeffery A. Henderson	Director	65,664 (8)

Ray A. Goldberg	Director	5,374

John D. Johnson	Director	5,374

Douglas A. Reeves	Director	14,311

Dan Smalley	Director	206,011

W. Wayne Woody	Director	5,374

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deems shares to be beneficially owned by any person who has or shares voting power or investment power with respect to such shares. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of the Company’s common stock that will be issuable to the identified person or entity pursuant to stock appreciation rights that are either immediately exercisable or exercisable within sixty days of

August 21, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such stock appreciation rights. For the purpose of calculations the stock appreciation rights that are immediately exercisable or exercisable within 60 days, the closing price of $12.93 per share on August 18, 2006 was used.

(2)	This amount includes 295,684 shares of restricted stock over which Mr. Bekkers currently has sole voting power.
(3)	This amount includes 76,868 shares of restricted stock over which Mr. Stimpert currently has sole voting power.
(4)	This amount includes 45,935 shares of restricted stock over which Mr. Mabe currently has sole voting power.
(5)	This amount includes 17,081 shares of restricted stock over which Mr. Andersen currently has sole voting power.
(6)	This amount includes 57,915 shares of restricted stock over which Mr. West currently has sole voting power and 700 shares of stock held jointly by Mr. West and his wife over which Mr. West shares voting power.
(7)	This amount includes 18,409 shares of restricted stock over which Mr. Lord currently has sole voting power.
(8)	This amount includes 1,030 shares of stock held by Mr. Henderson’s wife over which Mr. Henderson does not have voting power.